UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

ARGENT SECURITIES INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of November 1, 2005, providing for the issuance of

Asset-Backed Pass-Through Certificates, Series 2005-W4)

Argent Securities Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-112237	77-0599834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Town & Country Road, Suite 1100 Orange, California		92868
(Address of Principal Executive Offices)		(Zip Code)

Item 8.01.    Other Events

Description of the Certificates and the Mortgage Pool

Argent Securities Inc. (the “Registrant”) plans a series of certificates, entitled Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4 (the “Certificates”), to be issued pursuant to a pooling and servicing agreement, dated as of November 1, 2005, among the Registrant as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. The Certificates to be designated as the Series 2005-W4 Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four-family, first and second lien adjustable-rate and fixed-rate mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”).

Collateral Term Sheets

Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by the Underwriter. The information in the Collateral Term Sheets is preliminary and will be superseded by a prospectus supplement relating to the Certificates and by any other information subsequently filed with the Commission.

The Collateral Term Sheets were prepared by the Underwriter at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.    Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
99.3

Collateral Term Sheets (as defined in Item 5) that have been provided by Merrill Lynch, Pierce, Fenner & Smith Incorporated to certain prospective purchasers of Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2005

ARGENT SECURITIES INC.

By:	/s/ John P. Grazer
Name:	John P. Grazer
Title:	CFO

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
99.3	Collateral Term Sheets (as defined in Item 5) that have been provided by Merrill Lynch, Pierce, Fenner & Smith Incorporated to certain prospective purchasers of Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4.	6

EXHIBIT 99.3